EXHIBIT 21

NATIONAL PENN BANCSHARES, INC.
AND ITS SUBSIDIARIES

Name	Jurisdiction of Incorporation and Foreign Qualifications

National Penn Bancshares, Inc.	Pennsylvania

National Penn Bank	United States of America
Pennsylvania
Maryland
Virginia

National Penn Investors Trust	United States of America
Company	Pennsylvania

Penn Securities, Inc.	Pennsylvania

National Penn Capital Advisors, Inc.	Pennsylvania

Penn 1st Financial Services, Inc.	Pennsylvania
d/b/a/ National Penn Mortgage	New Jersey
Company	Maryland
Virginia
Delaware
Washington, D.C.
South Carolina
West Virginia

National Penn Insurance Agency, Inc.	Pennsylvania
New York
New Jersey
Delaware
Maryland
Virginia
Ohio
Florida
Utah
Connecticut
North Carolina
Georgia
Missouri
Alaska
Texas
Minnesota
Indiana
Michigan
Kentucky

Jurisdiction of Incorporation
Name	and Foreign Qualifications

Link Financial Services, Inc.	Pennsylvania

Link Abstract, L.P.	Pennsylvania

National Penn Leasing Company	Pennsylvania
Delaware
New Jersey
New York
Maryland
Virginia

National Penn Management Services, LLC	Pennsylvania

NPB Delaware, Inc.	Delaware

Peoples First Business Investment
Company, LLC	Pennsylvania

Peoples First Land Transfer, LLC	Pennsylvania
(80% owned)

National Penn Realty, Inc.	Pennsylvania

Vantage Investment Advisors, LLC	Pennsylvania

National Penn Investment Company	Delaware

National Penn Life Insurance Company	Arizona

Nittany Asset Management, Inc.	Pennsylvania